EXHIBIT 23.2



                    CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                            INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Compaq Computer Corporation ("Compaq") of our report dated January 21, 1998, except as to Note 11, which is as of January 26, 1998, appearing on page 20 of Compaq's Annual Report on Form 10-K for the year ended December 31, 1997.




/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
September 30, 1998